Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD THIRD QUARTER 2023 RESULTS

◾	Reported sales of $504 million increased 3%; organic sales were flat versus prior year

◾	Reported operating margin of 17.3%, up 80 bps; adjusted operating margin of 18.0%, up 120 bps

◾	Reported EPS of $1.96, up 12%; adjusted EPS of $2.04, up 14%

◾	Delivered strong year-to-date operating cash flow of $201 million and free cash flow of $182 million

◾	Increasing full-year 2023 operating margin outlook

◾	Closed on the acquisition of Bradley Corporation on October 23, 2023

*Performance relative to third quarter in 2022

North Andover, Mass., November 1, 2023 -- Watts Water Technologies, Inc., (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the third quarter of 2023.

Chief Executive Officer Robert J. Pagano Jr. commented, “I would like to thank the Watts team for delivering another quarter of outperformance. We achieved record third quarter sales, operating earnings, operating margin and EPS, even in comparison to a very strong third quarter in 2022. Given our performance through the third quarter and our fourth quarter expectations, we are increasing our full-year 2023 operating margin outlook. Adjusted operating margin is now expected to range from 17.6% to 17.7%, raising the midpoint by over 60 basis points.”

Mr. Pagano continued, “We are pleased to have completed the acquisition of Bradley Corporation after the third quarter closed. This highly strategic and complementary acquisition expands our addressable market and enables value creation through greater scale, growth opportunities and meaningful synergies. Integration is underway and progressing well. Our balance sheet remains strong, and our robust cash flow continues to support investment in the business and the execution of our long-term strategy.”

A summary of third quarter financial results is as follows:

	Third Quarter Ended
	September 24,	September 25,
(In millions, except per share information)	2023	2022	% Change
Sales	$504.3	$487.8	3%

Net income	65.8	58.7	12%

Diluted net income per share	$1.96	$1.75	12%

Special items (1)	0.08	0.04

Adjusted earnings per share (1)	$2.04	$1.79	14%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Third Quarter Financial Highlights

Third quarter 2023 performance relative to third quarter 2022

●	Sales of $504 million increased 3% on a reported basis and were flat organically, primarily due to a tough prior-year comparison with 12% organic growth in the third quarter of 2022. Low-single digit organic growth in the Americas and in Asia Pacific, Middle East and Africa (“APMEA”) was offset by a low-single digit organic decline in Europe. Sales from acquisitions totaled approximately $9 million and are reported within APMEA. Favorable foreign exchange movements added approximately $6 million.
●	Operating margin increased 80 basis points on a reported basis and 120 basis points on an adjusted basis, driven by favorable price, product mix and productivity, which more than offset inflation, lower volume and incremental investments. Reported operating margin was unfavorably impacted by acquisition-related charges.

Regional Performance

Americas

o	Sales of $351 million were flat on a reported basis and increased 1% on an organic basis, against a tough prior-year comparison with 13% organic growth in the third quarter of 2022. Strong growth in core valve products was mostly offset by declines in gas connectors, marine instrumentation and radiant heating products.
o	Operating margin increased 260 basis points on a reported and adjusted basis as benefits from price realization, favorable product mix and productivity more than offset inflation, lower volume and incremental investments.

Europe

o	Sales of $120 million increased 6% on a reported basis, which included favorable foreign exchange movements of 7%. Organic sales decreased 1%, as price realization and low-single digit growth in our fluid solutions products was more than offset by a decline in sales of drains products.
o	Operating margin decreased 80 basis points on a reported basis and decreased 190 basis points on an adjusted basis. Reported operating margin benefited from lower restructuring charges in 2023. Reported and adjusted operating margin both benefited from increased price and productivity, but these benefits were more than offset by inflation, lower volume and incremental investments.

APMEA

o	Sales of $33 million increased 33% on a reported basis, which included unfavorable foreign exchange movements of 4% and acquired sales of 36%, or $9 million. Organic sales increased 1%, driven by growth in the Middle East and Australia, partially offset by a decline in China.
o	Operating margin decreased 30 basis points on a reported basis but increased 70 basis points on an adjusted basis. Reported and adjusted margins both benefited from increased affiliate sales volume, price and productivity, which more than offset inflation and dilution from the Enware acquisition. Reported operating margin was unfavorably impacted by restructuring and acquisition-related charges.

Cash Flow and Capital Allocation

●	For the first nine months of 2023, operating cash flow was $201 million and net capital expenditures were $19 million, resulting in free cash flow of $182 million. In the comparable period last year, operating cash flow was $86 million and net capital expenditures were $19 million, resulting in free cash flow of $67 million. Operating and free cash flow increased due to higher net income and reduced working capital investment. We expect normal seasonality to result in solid operating and free cash flow in the fourth quarter.

●	The Company repurchased approximately 22,000 shares of Class A common stock at a cost of $4.0 million during the third quarter. For the first nine months of 2023, the Company repurchased approximately 69,000 shares at a cost of approximately $11.7 million. Approximately $16 million remains available under the stock repurchase program authorized in 2019, which has no expiration date, and $150 million remains available under the stock repurchase program authorized in July 2023.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss third quarter 2023 results on Thursday, November 2, 2023, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until November 3, 2024.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected 2023 financial results, including operating margins and cash flow. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2023	2022	2023	2022
Net sales	$504.3	$487.8	$1,508.8	$1,477.6
Cost of goods sold	269.9	269.9	803.5	821.9
GROSS PROFIT	234.4	217.9	705.3	655.7
Selling, general and administrative expenses	146.9	135.8	431.4	403.5
Restructuring	0.4	1.7	1.7	4.4
OPERATING INCOME	87.1	80.4	272.2	247.8
Other (income) expense:
Interest income	(2.3)	(0.2)	(4.0)	(0.3)
Interest expense	1.2	1.9	4.4	5.0
Other expense (income), net	0.1	(0.1)	(0.4)	0.2
Total other (income) expense	(1.0)	1.6	—	4.9
INCOME BEFORE INCOME TAXES	88.1	78.8	272.2	242.9
Provision for income taxes	22.3	20.1	65.8	60.0
NET INCOME	$65.8	$58.7	$206.4	$182.9

BASIC EPS
NET INCOME PER SHARE	$1.97	$1.76	$6.17	$5.46
Weighted average number of shares	33.4	33.4	33.4	33.5
DILUTED EPS
NET INCOME PER SHARE	$1.96	$1.75	$6.15	$5.43
Weighted average number of shares	33.5	33.5	33.5	33.7
Dividends declared per share	$0.36	$0.30	$1.02	$0.86

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 24,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$362.7	$310.8
Trade accounts receivable, less reserve allowances of $11.9 million at September 24, 2023 and $10.7 million at December 31, 2022	257.6	233.8
Inventories, net:
Raw materials	147.8	138.0
Work in process	21.5	21.0
Finished goods	217.1	216.6
Total Inventories	386.4	375.6
Prepaid expenses and other current assets	34.9	30.4
Total Current Assets	1,041.6	950.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	610.0	595.6
Accumulated depreciation	(416.0)	(398.8)
Property, plant and equipment, net	194.0	196.8
OTHER ASSETS:
Goodwill	590.9	592.4
Intangible assets, net	104.8	113.7
Deferred income taxes	19.5	17.8
Other, net	66.8	59.6
TOTAL ASSETS	$2,017.6	$1,930.9

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$121.2	$134.3
Accrued expenses and other liabilities	180.8	174.6
Accrued compensation and benefits	78.3	69.8
Total Current Liabilities	380.3	378.7
LONG-TERM DEBT	98.2	147.6
DEFERRED INCOME TAXES	11.3	26.2
OTHER NONCURRENT LIABILITIES	75.8	77.8
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,375,024 shares at September 24, 2023 and 27,314,679 shares at December 31, 2022	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,958,290 shares at September 24, 2023 and at December 31, 2022	0.6	0.6
Additional paid-in capital	668.6	651.9
Retained earnings	939.8	795.3
Accumulated other comprehensive loss	(159.7)	(149.9)
Total Stockholders' Equity	1,452.0	1,300.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,017.6	$1,930.9

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 24,	September 25,
	2023	2022
OPERATING ACTIVITIES
Net income	$206.4	$182.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.8	21.5
Amortization of intangibles	9.0	9.1
Loss on disposal and impairment of long-lived asset	0.2	1.4
Stock-based compensation	14.5	13.2
Deferred income tax	(16.9)	(5.9)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(19.1)	(51.0)
Inventories	(3.7)	(73.6)
Prepaid expenses and other assets	(5.6)	(4.1)
Accounts payable, accrued expenses and other liabilities	(5.7)	(7.2)
Net cash provided by operating activities	200.9	86.3
INVESTING ACTIVITIES
Additions to property, plant and equipment	(19.0)	(20.2)
Proceeds from the sale of property, plant and equipment	—	0.9
Business acquisitions, net of cash acquired	(12.1)	—
Net cash used in investing activities	(31.1)	(19.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	30.0	85.0
Payments of long-term debt	(80.0)	(45.0)
Payments for withholding taxes on vested awards	(15.8)	(13.0)
Payments for finance leases and other	(2.0)	(1.4)
Proceeds from share transactions under employee stock plans	0.1	0.2
Payments to repurchase common stock	(11.7)	(65.1)
Dividends	(34.4)	(29.4)
Net cash used in financing activities	(113.8)	(68.7)
Effect of exchange rate changes on cash and cash equivalents	(4.1)	(20.8)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	51.9	(22.5)
Cash and cash equivalents at beginning of year	310.8	242.0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$362.7	$219.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Third Quarter Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Americas	$351.0	$349.8	$1,041.1	$1,039.6
Europe	120.2	113.1	384.1	370.9
APMEA	33.1	24.9	83.6	67.1
Total	$504.3	$487.8	$1,508.8	$1,477.6

	Operating Income (Loss)
	Third Quarter Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Americas	$85.7	$76.2	$249.8	$219.6
Europe	12.5	12.6	53.2	53.3
APMEA	5.4	4.1	11.9	10.7
Corporate	(16.5)	(12.5)	(42.7)	(35.8)
Total	$87.1	$80.4	$272.2	$247.8

	Intersegment Sales
	Third Quarter Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Americas	$1.4	$2.5	$5.5	$7.9
Europe	6.0	6.2	19.9	20.2
APMEA	16.8	10.8	67.4	63.2
Total	$24.2	$19.5	$92.8	$91.3

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2023	2022	2023	2022

Net sales	$504.3	$487.8	$1,508.8	$1,477.6

Operating income - as reported	$87.1	$80.4	$272.2	$247.8
Operating margin %	17.3%	16.5%	18.0%	16.8%

Adjustments for special items:
Restructuring	$0.4	$1.7	$1.7	$4.4
Acquisition-related costs	3.1	—	5.0	—
Total adjustments for special items	$3.5	$1.7	$6.7	$4.4

Operating income - as adjusted	$90.6	$82.1	$278.9	$252.2
Adjusted operating margin %	18.0%	16.8%	18.5%	17.1%

Net income - as reported	$65.8	$58.7	$206.4	$182.9

Adjustments for special items - tax effected:
Restructuring	$0.3	$1.3	$1.2	$3.3
Acquisition-related costs	2.3	—	3.6	—
Total adjustments for special items - tax effected	$2.6	$1.3	$4.8	$3.3

Net income - as adjusted	$68.4	$60.0	$211.2	$186.2

Diluted earnings per share - as reported	$1.96	$1.75	$6.15	$5.43
Adjustments for special items	0.08	0.04	0.15	0.10
Diluted earnings per share - as adjusted	$2.04	$1.79	$6.30	$5.53

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	September 24, 2023					September 25, 2022
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$351.0	120.2	33.1	—	504.3	$349.8	113.1	24.9	—	487.8

Operating income (loss) - as reported	$85.7	12.5	5.4	(16.5)	87.1	$76.2	12.6	4.1	(12.5)	80.4
Operating margin %	24.4%	10.4%	16.2%		17.3%	21.8%	11.2%	16.5%		16.5%

Adjustments for special items	$0.4	—	0.3	2.8	3.5	$0.4	1.3	—	—	1.7

Operating income (loss) - as adjusted	$86.1	12.5	5.7	(13.7)	90.6	$76.6	13.9	4.1	(12.5)	82.1
Adjusted operating margin %	24.5%	10.4%	17.2%		18.0%	21.9%	12.3%	16.5%		16.8%

	Nine Months Ended					Nine Months Ended
	September 24, 2023					September 25, 2022
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$1,041.1	384.1	83.6	—	1,508.8	$1,039.6	370.9	67.1	—	1,477.6

Operating income (loss) - as reported	$249.8	53.2	11.9	(42.7)	272.2	$219.6	53.3	10.7	(35.8)	247.8
Operating margin %	24.0%	13.8%	14.2%		18.0%	21.1%	14.4%	15.9%		16.8%

Adjustments for special items	$0.5	0.1	3.3	2.8	6.7	$0.8	3.7	(0.1)	—	4.4

Operating income (loss) - as adjusted	$250.3	53.3	15.2	(39.9)	278.9	$220.4	57.0	10.6	(35.8)	252.2
Adjusted operating margin %	24.0%	13.9%	18.1%		18.5%	21.2%	15.4%	15.8%		17.1%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Third Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales September 24, 2023	$351.0	$120.2	$33.1	$504.3
Reported net sales September 25, 2022	349.8	113.1	24.9	487.8
Dollar change	$1.2	$7.1	$8.2	$16.5
Net sales % increase	0.3%	6.3%	32.9%	3.4%
Decrease (increase) due to foreign exchange	0.2%	(6.8)%	4.0%	(1.2)%
Increase due to acquisition	—%	—%	(36.1)%	(1.8)%
Organic sales (decrease) increase	0.5%	(0.5)%	0.8%	0.4%

	Nine Months Ended
	Americas	Europe	APMEA	Total

Reported net sales September 24, 2023	$1,041.1	$384.1	$83.6	$1,508.8
Reported net sales September 25, 2022	1,039.6	370.9	67.1	1,477.6
Dollar change	$1.5	$13.2	$16.5	$31.2
Net sales % increase	0.1%	3.6%	24.6%	2.1%
Decrease (increase) due to foreign exchange	0.4%	(0.7)%	5.5%	0.3%
Increase due to acquisition	—%	—%	(24.6)%	(1.1)%
Organic sales increase	0.5%	2.9%	5.5%	1.3%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 24,	September 25,
	2023	2022

Net cash provided by operations - as reported	$200.9	$86.3
Less: additions to property, plant, and equipment	(19.0)	(20.2)
Plus: proceeds from the sale of property, plant, and equipment	—	0.9
Free cash flow	$181.9	$67.0

Net income - as reported	$206.4	$182.9

Cash conversion rate of free cash flow to net income	88.1%	36.6%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 24,	December 31,
	2023	2022

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	98.2	147.6
Less: Cash and cash equivalents	(362.7)	(310.8)
Net debt	$(264.5)	$(163.2)

Net debt	$(264.5)	$(163.2)
Plus: Total stockholders' equity	1,452.0	1,300.6
Capitalization	$1,187.5	$1,137.4

Net debt to capitalization ratio	(22.3)%	(14.3)%

TABLE 6

2023 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2023 Outlook
Approximately
Net Sales
Reported net sales growth	3.0%
Forecasted impact of acquisition / FX	(3.0)%
Organic sales growth	Flat

Operating Margin
Operating margin range	17.0% to 17.1%
Forecasted restructuring / other costs	0.6%
Adjusted operating margin range	17.6% to 17.7%